UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 18, 2018

Aramark
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-36223 (Commission File Number)	20-8236097 (IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19107 (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Notes Offering
On January 18, 2018, Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Aramark” or “Parent”), issued $1,150.0 million aggregate principal amount of 5.000% Senior Notes due 2028 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of January 18, 2018 (the “Indenture”), among the Company, Parent, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The net proceeds from the offering of the Notes was used to pay the AmeriPride Purchase Price (as defined below), repay $150.0 million of borrowings under the Company’s revolving credit facility and to pay certain related fees and expenses.

The Notes are senior unsecured obligations of the Company. The Notes rank equal in right of payment to all of the Company’s existing and future senior debt and rank senior in right of payment to all of the Company’s existing and future debt that is expressly subordinated in right of payment to the Notes.

The Notes are unconditionally guaranteed on a senior unsecured basis by each wholly owned domestic subsidiary of the Company that guarantees the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”), the Company’s 5.125% Senior Notes due 2024, 5.000% Senior Notes due 2025 and 4.750% Senior Notes due 2026 and the 3.125% Senior Notes due 2025 issued by Aramark International Finance S.à r.l., an indirect wholly owned subsidiary of Parent and the Company (each a “Notes Guarantor” and each such guarantee a “Notes Guarantee”). Each Notes Guarantee ranks equal in right of payment to all of the senior obligations of such Notes Guarantor and will rank senior in right of payment to all of such Notes Guarantor’s obligations that are expressly subordinated in right of payment to the Notes. The Notes are also guaranteed on a senior unsecured basis by Parent for purposes of financial reporting.

The Notes and the Note Guarantees are effectively subordinated to the Company’s existing and future secured debt and that of the Notes Guarantors, including all indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the assets securing that indebtedness. The Notes and the Notes Guarantees are structurally subordinated to all liabilities of any of the Company’s subsidiaries that do not guarantee the Notes, including Aramark International Finance S.à r.l.

Interest on the Notes will be payable on February 1 and August 1 of each year, commencing on August 1, 2018. Interest on the Notes accrues from January 18, 2018. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes mature on February 1, 2028.

Prior to February 1, 2023, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and accrued and unpaid interest, if any, to but not including the redemption date. At any time on or after February 1, 2023, the Company has the option to redeem all or a portion of the Notes at any time at the redemption prices set forth in the Indenture.

In addition, prior to February 1, 2021, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds from one or more qualified equity offerings at a price equal to 105.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to but not including the redemption date.

In the event of certain types of changes of control, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

If the Company or its restricted subsidiaries sell assets under certain circumstances, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

In addition, the Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	create or allow any restriction on the ability of restricted subsidiaries to make payments to the Company;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Parent will not be subject to the covenants that apply to the Company or its restricted subsidiaries under the Indenture.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable. Further, a failure to pay any obligations under the Indenture as they become due or any event causing amounts to become due prior to their stated maturity could result in a cross-default and potential acceleration of the Company’s other outstanding debt obligations, including the other senior notes and obligations under the Senior Secured Credit Facilities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets
On January 19, 2018, Aramark completed its previously announced acquisition of AmeriPride Services Inc., a Delaware corporation (“AmeriPride”). Pursuant to the Agreement and Plan of Merger (the “AmeriPride Merger Agreement”), dated October 13, 2017, by and among Aramark, AmeriPride, Timberwolf Acquisition Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Aramark, and Bruce M. Steiner, solely in his capacity as the Stockholder Representative (as defined therein), Merger Sub was merged with and into AmeriPride (the “AmeriPride Merger”), with AmeriPride continuing as the surviving entity and becoming a wholly owned subsidiary of Aramark Services, Inc. At the closing, Aramark paid an aggregate purchase price of $1,000.0 million, subject to certain adjustments set forth in the AmeriPride Merger Agreement (the “AmeriPride Purchase Price”). As discussed in Item 1.01 above, the AmeriPride Purchase Price was financed through the net proceeds from the offering of the Notes. $5 million of the AmeriPride Purchase Price will be held in escrow to satisfy any potential obligations of AmeriPride stockholders relating to a post-closing reconciliation of adjustments to the AmeriPride Purchase Price.

The foregoing description of the AmeriPride Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the AmeriPride Merger Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K by Aramark on October 16, 2017, and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01.     Regulation FD Disclosure

On January 22, 2018, Aramark issued a press release announcing the closing of the AmeriPride Merger further described in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Cautionary Statement Regarding AmeriPride Merger Agreement

The AmeriPride Merger Agreement is incorporated into this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Aramark, AmeriPride or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the AmeriPride Merger Agreement were made only for purposes of that agreement and as of the date of the AmeriPride Merger Agreement or such other date as is specified in the AmeriPride Merger Agreement; were solely for the benefit of the parties to the AmeriPride Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the AmeriPride Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the AmeriPride Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Aramark, AmeriPride or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the AmeriPride Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Aramark. The AmeriPride Merger Agreement should not be read alone but should instead be read in conjunction with the other information that is or will be included in reports and other filings that Aramark files with the Securities and Exchange Commission.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Aramark’s current views as to future events and financial performance including with respect to, without limitation, the benefits of Aramark’s acquisition of AmeriPride, as well as statements regarding the companies’ services and products. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They relate to the topics set forth above or use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from those that Aramark expected. Such risks and uncertainties include, among others, Aramark’s ability to successfully integrate AmeriPride’s business and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that Aramark is unable to achieve the anticipated benefits (including tax benefits) and synergies of the transaction including whether the transaction will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and Aramark’s decision to utilize the cash for that purpose, the disruption of the transaction to AmeriPride and its management; AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, Aramark’s ability to attract new or maintain existing customer and supplier relationships at reasonable cost, Aramark’s ability to retain key personnel and the other factors set forth in the “Risk Factors,” “ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of Aramark’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 22, 2017 as such factors may be updated from time to time in Aramark’s other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in Aramark’s filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Aramark. Aramark undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in its expectations, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated October 13, 2017, by and among AmeriPride Services Inc., Aramark, Timberwolf Acquisition Corporation, and Bruce M. Steiner, as Stockholder Representative (incorporated herein by reference to Exhibit 2.2 to Aramark's Current Report on Form 8-K filed with the SEC on October 16, 2017).

4.1	Indenture, dated as of January 18, 2018, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
99.1	Press release of Aramark, dated January 22, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	January 24, 2018	By:	/s/ STEPHEN P. BRAMLAGE, JR.
		Name:	STEPHEN P. BRAMLAGE, JR.
		Title:	Executive Vice President and
Chief Financial Officer